EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated July 25, 2013, with respect to the financial statements of Advisors Disciplined Trust 693, comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio, Series 31 contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-172221) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
July 25, 2013